Exhibit 99.1

Contact:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Executive Vice President,

Chief Financial Officer and Chief Business Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS

THIRD QUARTER 2010 FINANCIAL RESULTS

SAN DIEGO, CA November 9, 2010 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the third quarter ended September 30, 2010.

ACADIA reported a net loss of $4.2 million, or $0.11 per common share, for the third quarter of 2010 compared to a net loss of $8.7 million, or $0.23 per common share, for the third quarter of 2009. For the nine months ended September 30, 2010, ACADIA reported a net loss of $14.0 million, or $0.37 per common share, compared to a net loss of $36.5 million, or $0.98 per common share, for the comparable period of 2009.

At September 30, 2010, ACADIA’s cash, cash equivalents and investment securities totaled $32.2 million compared to $47.1 million at December 31, 2009. In October 2010, ACADIA and Biovail entered into an agreement whereby the parties ended their collaboration and ACADIA regained all rights to pimavanserin, its most advanced product candidate, and received a one-time cash payment of $8.75 million from Biovail. ACADIA currently anticipates that its existing cash resources and anticipated payments from its ongoing collaborations will be sufficient to fund its operations to mid-2012.

“The third quarter was highlighted by our initiation of a new Phase III trial with pimavanserin in Parkinson’s disease psychosis,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “When coupled with our recent agreement in which we regained all rights to pimavanserin and extended our cash runway, ACADIA is focused on continuing to advance this Phase III program and is positioned to realize all of the potential upside from this product candidate.”

Revenues totaled $2.3 million for the third quarter of 2010 compared to $2.4 million for the third quarter of 2009. A decrease in revenues recognized from the collaboration with Biovail, which totaled $1.7 million for the third quarter of 2010 compared to $1.9 million for the third quarter of 2009, was partially offset by an increase in revenues from agreements with other parties, including Allergan and Meiji Seika Kaisha.

During the fourth quarter of 2010, ACADIA will record an aggregate of $34.7 million in revenue in connection with the conclusion of its collaboration with Biovail. This amount includes recognition of all remaining deferred revenue from the collaboration, which totaled $25.9 million at September 30, 2010, and the $8.75 million one-time cash payment from Biovail. Thereafter, no further revenue will be recognized from this collaboration.

Research and development expenses decreased to $5.0 million for the third quarter of 2010, including $133,000 in stock-based compensation, from $9.2 million for the third quarter of 2009, including $280,000 in stock-based compensation. This decrease was primarily due to $2.7 million in lower external service costs and cost savings from a restructuring implemented in October 2009. The decrease in external service costs was primarily attributable to lower clinical costs incurred on ACADIA’s Phase III program with pimavanserin for Parkinson’s disease psychosis.

General and administrative expenses decreased to $1.6 million for the third quarter of 2010, including $260,000 in stock-based compensation, from $2.0 million for the third quarter of 2009, including $331,000 in stock-based compensation. This decrease was primarily due to cost savings as well as reduced external service costs.

Conference Call and Webcast Information

ACADIA management will review its third quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-804-6924 for participants in the U.S. or Canada and 857-350-1670 for international callers (reference passcode 73559069). A telephone replay of the conference call may be accessed through November 23, 2010 by dialing 888-286-8010 for callers in the U.S.

or Canada and 617-801-6888 for international callers (reference passcode 46933299). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 23, 2010.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA has a portfolio of four product candidates including pimavanserin, which is in Phase III clinical development as a treatment for Parkinson’s disease psychosis. ACADIA also has a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, as well as a product candidate in IND-track development for schizophrenia in collaboration with Meiji Seika Kaisha. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, including clinical trials and the results therefrom, the potential of and the benefits to be derived from product candidates, in each case including pimavanserin, plans to continue the development of pimavanserin, future recognition of revenue and the period during which ACADIA’s cash resources will be sufficient to fund its operations. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results, as well as risks relating to our funding requirements and our ability to manage costs. For a discussion of these and other factors, please refer to ACADIA’s annual report on

Form 10-K for the year ended December 31, 2009 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Collaborative revenues	$2,301	$2,435	$6,731	$4,630

Operating expenses
Research and development (includes stock-based compensation of $133, $280, $512 and $784, respectively)	4,965	9,215	15,822	33,749
General and administrative (includes stock-based compensation of $260, $331, $735 and $1,018, respectively)	1,578	1,994	4,944	7,643

Total operating expenses	6,543	11,209	20,766	41,392

Loss from operations	(4,242)	(8,774)	(14,035)	(36,762)
Interest income, net	15	46	33	306

Net loss	$(4,227)	$(8,728)	$(14,002)	$(36,456)

Net loss per common share, basic and diluted	$(0.11)	$(0.23)	$(0.37)	$(0.98)

Weighted average common shares outstanding, basic and diluted	38,383	37,383	38,355	37,262

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2010	December 31, 2009(1)
Assets
Cash, cash equivalents, and investment securities	$32,226	$47,060
Accounts receivable	1,934	507
Prepaid expenses and other current assets	832	906

Total current assets	34,992	48,473
Property and equipment, net	622	1,062
Other assets	136	145

Total assets	$35,750	$49,680

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable, accrued expenses and other current liabilities	$6,488	$8,670
Current portion of deferred revenue	6,680	6,037

Total current liabilities	13,168	14,707
Long-term portion of deferred revenue	22,602	22,579
Other long-term liabilities	154	280

Total liabilities	35,924	37,566
Stockholders’ equity (deficit)	(174)	12,114

Total liabilities and stockholders’ equity (deficit)	$35,750	$49,680

(1)	The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.